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VITAL LIVING ANNOUNCES MERGER WITH ENHANCED
NUTRICEUTICALS AND STRATEGIC RELATIONSHIP WITH SKYEPHARMA
Friday August 22, 9:15 am ET

PHOENIX, Aug. 22 /PRNewswire-FirstCall/ -- Vital Living, Inc. (OTC Bulletin
Board: VTLV.OB - News) today announced it has completed a merger with Enhanced Nutriceuticals ("ENI"), a privately held nutriceutical-based drug development company. Following the merger, in which all of the issued and outstanding common shares of ENI were exchanged for Vital Living common shares, the former shareholders of ENI own approximately half of the outstanding common shares (or approximately 40% on a fully diluted basis) of Vital Living. As a result of this transaction, SkyePharma PLC (Nasdaq: SKYE - News; LSE: SKP - News), a leading international specialty pharmaceutical company focused on drug delivery and a former shareholder in ENI, has become a significant shareholder in Vital Living.

As part of the transaction, SkyePharma has also made a separate equity investment in Vital Living and has provided the Company exclusive rights to market its patented Geomatrix(TM) oral drug-delivery technology and certain other delivery technologies for pharmaceutical applications in China, subject to performance conditions. In addition, SkyePharma has agreed to the assignment to Vital Living of ENI's rights to apply Geomatrix(TM) technology to nutriceuticals and has extended the term of those rights. Ian Gowrie-Smith, Executive Chairman and founder of SkyePharma, has agreed to join Vital Living's Board of Directors, and is anticipated to be appointed at the next regular meeting of the Board.

"The combination of Vital Living's key assets with ENI's product portfolio and the delivery technology alliance with SkyePharma strengthens the Company's science-based product pipeline," said Brad Edson, CEO of Vital Living.

"We believe SkyePharma's patented drug delivery technologies and GMP manufacturing capabilities, when applied to nutriceuticals, can produce proprietary, market-leading products," said Michael Ashton, CEO of SkyePharma.

About Vital Living

Vital Living develops and markets evidence-based nutriceuticals, designed to be incorporated by physicians into a standard physician/patient program, and supported by a specially designed compliance regimen. The Company's initial area of focus was cardiovascular health, the leading health concern in America affecting 60 million consumers. Essentum(TM), currently undergoing clinical trials, is already being endorsed by the Arizona Heart Institute and prescribed throughout the United States. Vital Living also owns MAF Bionutritionals and the Christophers Herb line of over 300 products.

About Enhanced Nutriceuticals

Enhanced Nutriceuticals develops safe and effective alternatives to prescription medications for non-life threatening chronic ailments, such as obesity and depression. Its collaborative partnership with SkyePharma has enabled it to improve and enhance existing nutriceuticals via FDA-approved proprietary delivery systems.

About SkyePharma

SkyePharma PLC uses its world-leading drug delivery technology to develop easier-to-use and more effective formulations of drugs. The majority of challenges faced in the formulation and delivery of drugs can be addressed by one of the Company's proprietary technologies in the areas of oral, injectable, inhaled and topical delivery, supported by advanced solubilisation capabilities. For more information, visit http://www.skyepharma.com.
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Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including activities, events or developments that the company expects, believes or anticipates will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the company's ability to continue to successfully market and provide its products and services and maintain their effectiveness, the continuation of the arrangements with the company's product development partners, the ability of the company to meet its financial projections, and general economic conditions. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. The company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information or otherwise.

The transaction having been consummated, this announcement appears as a matter of record only.